SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  January 9, 1997


                                 FM PROPERTIES INC.


              Delaware               0-19989                72-1211572

          (State or other         (Commission             (IRS Employer
          jurisdiction of         File Number)            Identification
          incorporation or                                Number)
          organization)

                                 1615 Poydras Street
                            New Orleans, Louisiana  70112

    Registrant's telephone number, including area code:  (504) 582-4000






          Item 5.   Other Events.
                    -------------
          The following news release was issued by FM Properties Inc. on January 9, 1997.

                        FM PROPERTIES ANNOUNCES EXPIRATION OF
                   AGREEMENT TO SELL ASSETS OF CIRCLE C LAND CORP.

               NEW ORLEANS, LA., January 9, 1997 -- FM Properties Inc. (NASDAQ:FMPO) announced today that its agreement to sell the assets of its wholly owned subsidiary, Circle C Land Corp.
          (CCLC), to an investor group has expired. As provided by the agreement, FMPO was paid a $1 million nonrefundable cash deposit escrowed by the investor group in September, 1996. The agreement required that the investor group either close the transaction by January 8, 1997 or extend the closing deadline by paying an additional $2 million nonrefundable cash deposit. Otherwise, the agreement would expire. With the expiration of the agreement, FMPO has no further obligations to the investor group.
               FMPO will proceed with developing and marketing CCLC's approximately 1,000 acres of undeveloped commercial and multi-family property located within the Circle C Ranch development near Austin, Texas.
               FMPO is engaged in the development and marketing of real estate in the Austin, Dallas, Houston and San Antonio, Texas areas.




                                      SIGNATURE
                                      ---------

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        FM PROPERTIES INC.


                                        By:      /s/ William J. Blackwell
                                             ------------------------------
                                                   William J. Blackwell
                                                Vice President and Controller
                                                 (authorized signatory and
                                                Principal Accounting Officer)

          Date:  January 9, 1997